Exhibit (c)(15)

Morgan Stanley



Presentation to the Board of Directors

Project Blazing Star

March 6, 2025

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

STRICTLY PRIVATE AND CONFIDENTIAL

Morgan Stanley

SECTION 1

Transaction Overview

STRICTLY PRIVATE AND CONFIDENTIAL

Review of Proposed Transaction

Selected Terms Based on Draft Agreements as of March 3, 2025 (Subject to Change)

Proposed Transaction	• Saturn to acquire 100% of the fully diluted common equity of Blazing Star, excluding the shares being issued to the Executive Chairman (herein referred to as "SP") in connection with the reinvestment / rollover
Merger Consideration	• At closing, shareholders will receive the following: 1) $11.45 per share in cash and 2) a Divested Asset Proceed Right ("DAP Right") that entitles each holder to up to an additional $3.00 per share for a total consideration of up to $14.45 per share
Divested Asset Proceed Right ("DAP Right")	• Value based on potential net proceeds from the monetization of retained VillageMD markets, Summit, and CityMD (the "Businesses") • Proceeds from monetization to be split 70% / 30% between Blazing Star shareholders and Saturn • Total potential proceeds to Blazing Star shareholders capped at $3.00 per share • Term: 4 years post closing. At end of term, Saturn can elect to 1) make a payment to the holders of the DAP Right based on the FMV of the remaining assets as determined by an independent investment bank or 2) extend the term for another 1 year • Committee, which will include one rep for Saturn, SP and Blazing Star, to ensure the Businesses are run in the ordinary course and to oversee any sales processes • DAP Right will not be transferable / tradable (other than certain "Permitted Transfers" under the DAP Rights Agreement) and do not have voting or dividend rights
SP Participation	• SP currently owns ~17% of the fully diluted shares outstanding of Blazing Star • SP will roll 100% of existing shares into post closing Blazing Star (through a reinvestment of his cash merger consideration proceeds) and will also invest an additional amount of cash (to be determined); is expected to own [~X%] of that entity • SP will also enter into a customary voting agreement
Go-Shop and Related Provisions	• Go-Shop Period: 35 days from signing • Match Rights: Ability to match within 4 business days of notice of a superior proposal, extended 2 business days if material changes or amendments are made to the proposal • Company Termination Fee: 1.55% of Blazing Star equity value if terminated to accept a superior proposal during the go-shop period or, if superior proposal is from an "Exempted Person" identified to SP at conclusion of go-shop period, within 30 days after the end of the go-shop period; 3.1% of Blazing Star equity value in any other circumstance
Parent Termination Fee	• To be [6.5%] of Blazing Star equity value

Source: Blazing Star Management

STRICTLY PRIVATE AND CONFIDENTIAL

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Morgan Stanley

Review of Proposed Transaction (Cont'd)

Summary of Key Transaction Statistics

Adjustments to Aggregate Value [1]	
WC Normalization	709
Opioid Liability	3,911
Dark Rent	2,541
After-Tax Everly Settlement	595
Pension Liability	410
Cencora Investment	(593)
[***]	
Other Investments	(415)
Total Adjustments	**6,960**

	Metric	Unaffected Spot (2/14/2025)	Upfront Cash	Upfront Cash + Nominal Value of DAP Right	Upfront Cash + NPV of DAP Right [2]	
					Low NPV Value	High NPV Value
Cash Consideration		$9.70	$11.45	$11.45	$11.45	$11.45
Value of DAP Right		--	--	$3.00	$1.19	$1.91
Total Value Per Share		**$9.70**	**$11.45**	**$14.45**	**$12.64**	**$13.36**
Premiums to:						
Current Spot (3/3/2025)	$10.26	(5.5%)	11.6%	40.8%	23.2%	30.2%
Unaffected Spot (2/14/2025)	$9.70	0.0%	18.0%	49.0%	30.3%	37.7%
Pre-Speculation Spot (12/9/2024) [3]	$8.85	9.6%	29.4%	63.3%	42.9%	51.0%
30-Day Unaffected VWAP	$10.91	(11.1%)	5.0%	32.4%	15.9%	22.5%
60-Day Unaffected VWAP	$10.20	(4.9%)	12.2%	41.6%	23.9%	30.9%
90-Day Unaffected VWAP	$10.03	(3.3%)	14.2%	44.1%	26.1%	33.3%
LTM High (3/28/2024)	$22.05	(56.0%)	(48.1%)	(34.5%)	(42.7%)	(39.4%)
LTM Low (11/21/2024)	$8.08	20.0%	41.7%	78.8%	56.5%	65.4%
Median Price Target	$11.00	(11.8%)	4.1%	31.4%	14.9%	21.5%
Total Value Per Share		$9.70	$11.45	$14.45	$12.64	$13.36
(x) Fully Diluted Shares Outstanding		889.9	889.9	889.9	889.9	889.9
Equity Value		**8,633**	**10,190**	**12,860**	**11,252**	**11,891**
(+) Debt [4]		8,990	8,990	8,990	8,990	8,990
(-) Cash [4]		(1,741)	(1,741)	(1,741)	(1,741)	(1,741)
Aggregate Value		**15,882**	**17,439**	**20,109**	**18,501**	**19,140**
(+) Adjustments to Aggregate Value		6,960	6,960	6,960	6,960	6,960
Adjusted Aggregate Value		**22,841**	**24,399**	**27,069**	**25,460**	**26,100**
Implied Multiples [5]						
Adj. AV / LTM Consolidated Adj. EBITDA	3,662 [6]	6.2x	6.7x	7.4x	7.0x	7.1x
Adj. AV / CY2025 Consolidated Adj. EBITDA	3,602 [7]	6.3x	6.8x	7.5x	7.1x	7.2x
CY 2025 P/E	$1.66	5.9x	6.9x	8.7x	7.6x	8.1x
CY 2026 P/E	$1.48	6.5x	7.7x	9.7x	8.5x	9.0x

Source: Blazing Star Management, Broker Reports, Capital IQ as of March 3, 2025

Notes:
1. Based on Blazing Star management assumptions and direction. Further detail provided on page 11
2. Refer to analysis on page 5
3. Closing price prior to 12/10/24 WSJ article regarding a possible transaction with Saturn
4. Debt and cash per 11/30/2024 balance sheet; cash includes $295MM of Cencora monetization and $254MM of proceeds from sale of Brightspring per Blazing Star Management
5. Multiples calculated based on Management Case
6. LTM EBITDA excludes $351MM of Cencora equity earnings and $149MM of SLB gain
7. CY2025 EBITDA excludes ~$126MM of Cencora equity earnings

STRICTLY PRIVATE AND CONFIDENTIAL

Illustrative Valuation of DAP Right

Based on Blazing Star Management Case for the Businesses

Key Assumptions:

- Asset perimeter represents certain legacy VMD markets, Summit Health and CityMD
- Maximum proceeds for Blazing Star capped at $3 / share [4]
- Blazing Star shareholders entitled to 70% of net proceeds
- At direction of management, assumes sale in December 2027
- Proceeds discounted to valuation date of 2/28/2025
- Estimated discount rate derived from unlevered equity betas of selected peers
- Does not take into account asset funding, shareholder level tax consequences, liquidity discounts or trading dynamics associated with the DAP Right

Summary of Selected Provider Precedent Transactions [5]:

- Reviewed 23 transactions where information is publicly available


9.2x
22.7x
12.3x
13.3x
Low
High
Median
Mean

Illustrative Economics to Blazing Star Shareholders

$MM, unless otherwise stated

	Management Operating Plan			Management Extrapolations
Calendar Year Ending December 31	2025E	2026E	2027E	2028E
Revenue	5,569	5,036	5,256	5,486
% Growth		*14.1%*	*4.4%*	*4.4%*
Adj. EBITDA	31	101	202	253
% Margin	*0.6%*	*2.0%*	*3.8%*	*4.6%*
Cash from Sale of Select VMD Assets	124	–	–	–
Unlevered Free Cash Flow	(208)	9	67	158
Cumulative Cash Flow	**(84)**	**(75)**	**(7)**	**150**
Illustrative Sale Economics				
Gross Purchase Price at 13x LTM EBITDA		1,319	2,627	3,293
(-) Transaction Expenses [1]		(20)	(39)	(49)
(-) Taxes		–	–	–
(+) Cumulative Cash Flow		(75)	(7)	150
Net Proceeds		1,224	2,580	3,394
Value to Blazing Star Shareholders				
Allocation of Net Proceeds (70% of Net Proceeds) [2]		857	1,806	2,376
Nominal Value Per Share		$0.96	$2.03	$2.67
Present Value Per Share at 9.9% Discount Rate		**$0.81**	**$1.55**	**$1.86**

Sensitivity Analysis on Present Value per Share [3]

Assumed LTM AV/EBITDA Sale Multiple	2026E Exit	2027E Exit	2028E Exit
10.0x	$0.61	$1.19	$1.45
13.0x	$0.81	$1.55	$1.86
16.0x	$1.01	$1.91	$2.09

Low / High NPV of DAP Right as presented on page 4

Notes:
1. Transaction expenses assumed equal to 1.5% of gross purchase price
2. Blazing Star shareholders receive 70% of proceeds at time of sale per DAP Right Agreement
3. Valuation date of 2/28/2025. Illustrative transaction close of 12/31; Assumes proceeds are discounted at estimated discount rate of 9.9% as of March 3, 2025
4. Per fully diluted share count of 889.9 as of 3/4/2025. Per share values based on BSO of 865MM, 17MM of RSUs, 7MM of PSUs, and 0.6MM of DSUs as of March 4, 2025
5. Further detail provided on page 33

STRICTLY PRIVATE AND CONFIDENTIAL

Morgan Stanley

SECTION 2

Review of Financial Analysis

STRICTLY PRIVATE AND CONFIDENTIAL

Basis of Presentation

General Approach	• Morgan Stanley has conducted a multi-criteria financial analysis of Blazing Star • Morgan Stanley assumed and relied, without independent verification, upon the accuracy and completeness of all financial information and data provided • Morgan Stanley has considered the results of all analyses undertaken and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis • Certain market data for Blazing Star presented as of February 14, 2025, ("**Unaffected Date**"), the last trading date before market speculation of a revived transaction • All other market data presented as of March 3, 2025, unless otherwise noted
Blazing Star Management Financials and Balance Sheet Inputs	• Blazing Star has directed Morgan Stanley to base its analysis on management's latest projections provided on March 3, 2025 (referred to herein as the "**Management Case**"), which reflects the board approved plan for FY2025-FY2027 (adjusted as described below) and extrapolations for FY2028-2029 that have been approved by Blazing Star management for use by Morgan Stanley • The FY2025-FY2027 plan has been adjusted by management to reflect: – Updates to FY2025 based on Q1 FY25 results and recent business trends / developments – Modified assumptions regarding the treatment of legacy VillageMD markets, Summit and CityMD (analysis reflects 100% ownership of VillageMD economics) – Monetization of certain Legacy VillageMD and Summit markets • Analysis based on actual reported Q1 FY25 balance sheet as of November 30, 2024 • In addition, Management has provided assumptions and direction to Morgan Stanley regarding the treatment of certain non-operating assets and liabilities for use in its analysis – Present value of net liabilities is ~$7.0Bn as summarized on page 11
DAP Right Treatment	• At direction of management, analysis assumes Businesses are sold to a third-party acquirer in December 2027

STRICTLY PRIVATE AND CONFIDENTIAL

Bridge to LTM Adj. EBITDA	FY2024			FY2025	
	Q2	Q3	Q4	Q1	LTM
EBITDA	1,310	1,018	837	998	4,162
(-) Cencora Earnings	(101)	(101)	(82)	(67)	(351)
(-) SLB Gain	–	–	(149)	–	(149)
Adj. EBITDA	1,209	917	606	931	3,662

Summary of Blazing Star Financials

Forecasts Based on Management Case (Consolidated) | Fiscal Year Ending Aug 31

	2022A	2023A	2024A	2025E	2026E	2027E	2028E	2029E	
	Historical			Management Case					
				Management Operating Plan			Management Extrapolations		FY'24A - FY'29E CAGR (%)
Revenue ($MM)									
USRP	109,078	110,314	115,778	122,104	120,760	125,156	128,911	132,778	2.8%
International	21,830	22,198	23,552	24,071	25,380	26,613	27,678	28,785	4.1%
US Healthcare	1,795	6,570	8,345	8,414	7,793	8,404	8,992	9,501	2.6%
Corporate	0	(0)	(16)	(4)	(4,059)	(4,256)	(4,384)	(4,515)	NM
Total	**132,703**	**139,081**	**147,658**	**154,584**	**149,874**	**155,917**	**161,197**	**166,548**	**2.4%**
USRP as a % of Total	*82.2%*	*79.3%*	*78.4%*	*79.0%*	*80.6%*	*80.3%*	*80.0%*	*79.7%*	
Revenue Growth (%)									
USRP		1.1%	5.0%	5.5%	(1.1%)	3.6%	3.0%	3.0%	
International		1.7%	6.1%	2.2%	5.4%	4.9%	4.0%	4.0%	
US Healthcare		266.0%	27.0%	0.8%	(7.4%)	7.8%	7.0%	5.7%	
Corporate		NM	NM	NM	NM	4.9%	3.0%	3.0%	
Total		**4.8%**	**6.2%**	**4.7%**	**(3.0%)**	**4.0%**	**3.4%**	**3.3%**	
Adj. EBITDA ($MM)									
USRP Excl. Equity Earnings in Cencora	5,682	4,508	3,022	2,216	2,218	2,313	2,383	2,454	(4.1%)
International	1,049	1,224	1,126	1,151	1,240	1,312	1,365	1,419	4.7%
US Healthcare	(312)	(376)	66	320	665	891	1,076	1,203	78.9%
Equity Earnings in Cencora	418	252	213	181	–	–	–	–	
Corporate [1]	(173)	(155)	(163)	(158)	(377)	(381)	(381)	(381)	NM
Total	**6,664**	**5,453**	**4,263**	**3,710**	**3,747**	**4,136**	**4,442**	**4,696**	**2.0%**
USRP Excl. Equity Earnings in Cencora as a % of Total	*85.3%*	*82.7%*	*70.9%*	*59.7%*	*59.2%*	*55.9%*	*53.6%*	*52.3%*	
Adj. EBITDA Margin (%)									
USRP Excl. Equity Earnings in Cencora	5.2%	4.1%	2.6%	1.8%	1.8%	1.8%	1.8%	1.8%	
International	4.8%	5.5%	4.8%	4.8%	4.9%	4.9%	4.9%	4.9%	
US Healthcare	(17.4%)	(5.7%)	0.8%	3.8%	8.5%	10.6%	12.0%	12.7%	
Corporate	NM	NM	NM	NM	9.3%	9.0%	8.7%	8.4%	
Total	5.0%	3.9%	2.9%	2.4%	2.5%	2.7%	2.8%	2.8%	
Adj. EPS ($)	**$5.04**	**$3.98**	**$2.88**	**$1.77**	**$1.42**	**$1.60**	**$1.80**		

Source: Blazing Star Management

Note:
1. 2026 to 2029 Corporate Adj. EBITDA includes contingency adjustments as per Blazing Star management

STRICTLY PRIVATE AND CONFIDENTIAL

Morgan Stanley

Management Case
Street Consensus
Street Consensus (High) (1)
Street Consensus (Low) (1)

Blazing Star Management Case vs. Street Consensus

Based on Fiscal Year ending August 31

2024A – 2027E Revenue

CAGR ('24-'27)
Management: 1.8%
Street Consensus: 2.6%

$Bn



148
155
152
155
150
150
153
165
150
156
160
164
150
2024A
2025E
2026E
2027E
% vs LY
4.7%
2.6%
(3.0%)
1.1%
4.0%
4.1%

2024A – 2027E Adj. EBITDA (Consolidated) (2)

CAGR ('24-'27)
Management: (1.0%)
Street Consensus: (7.5%)

$Bn



4.3
3.7
3.2
3.3
2.9
3.7
3.2
3.3
2.5
4.1
3.4
3.4
3.3
2024A
2025E
2026E
2027E
% Adj. EBITDA Margin
2.9%
2.4%
2.1%
2.5%
2.1%
2.7%
2.1%

2024A – 2027E Adj. EPS

CAGR ('24-'27)
Management: (17.7%)
Street Consensus: (18.3%)



$2.88
$1.77
$1.60
$1.70
$1.47
$1.42
$1.48
$1.58
$1.29
$1.60
$1.57
$2.20
$1.42
2024A
2025E
2026E
2027E

Source: Capital IQ as of March 3, 2025, Blazing Star Management
Notes:
1. Represents high and low of Thomson consensus
2. Management Case does not reflect any adjustments for equity earnings in Cencora

STRICTLY PRIVATE AND CONFIDENTIAL

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Summary of Management Cash Flow Forecast

Blazing Star Management Case

Unlevered Free Cash Flow Build

$MM, unless otherwise stated

	Management Operating Plan			Management Extrapolations	
Fiscal Year Ending August 31	Q2-Q4 2025E	2026E	2027E	2028E	2029E
Revenue	**115,146**	**149,874**	**155,917**	**161,197**	**166,548**
% YoY Growth		*(3.0%)*	*4.0%*	*3.4%*	*3.3%*
Consolidated Adj. EBITDA (1)	**2,750**	**3,747**	**4,136**	**4,442**	**4,696**
% Margin	*2.4%*	*2.5%*	*2.7%*	*2.8%*	*2.8%*
(-) Depreciation	(1,109)	(1,534)	(1,539)	(1,560)	(1,580)
(-) Stock-Based Compensation	(137)	(250)	(264)	(276)	(287)
(-) Non-GAAP Cash Expenses (2)	(264)	(215)	(163)	(125)	(114)
Adj. EBITA excl. Non-GAAP Expenses	**1,240**	**1,748**	**2,169**	**2,483**	**2,715**
% Margin	*1.1%*	*1.2%*	*1.4%*	*1.5%*	*1.6%*
(-) Taxes	(262)	(330)	(490)	(561)	(614)
% Effective Tax Rate	*21.1%*	*18.9%*	*22.6%*	*22.6%*	*22.6%*
NOPAT	**979**	**1,417**	**1,679**	**1,921**	**2,101**
(+) Depreciation	1,109	1,534	1,539	1,560	1,580
(-) Capital Expenditures	(859)	(1,163)	(1,210)	(1,172)	(1,176)
(+) (Increase) / Decrease in NWC	1,727	527	194	(54)	(30)
[***]					
[***]					
[***]					
(+) After-Tax Non-Dark Rent ROU Lease Assets	(33)	(33)	(18)	–	–
(+) After-Tax Legal Settlements (excl. Opioids and Everly)	(173)	–	–	–	–
[***]					
(-) UK Pension Contribution	–	(437)	–	–	–
(-) Other (3)	141	(109)	(57)	–	–
Unlevered Free Cash Flow	**3,178**	**1,873**	**1,897**	**2,180**	**2,400**

Source: Blazing Star Management

Notes:
1. Adj. EBITDA assumes 100% ownership of VMD Markets, Summit and CityMD given default under VillageMD's Secured Loan from Blazing Star and subsequent forbearance agreement
2. Includes Legal, Severance, Consultant, Transformational Cost Management, Acquisition, Impairment and Other costs
3. Includes treasury, FX, anti-dilutive share purchase, among other

STRICTLY PRIVATE AND CONFIDENTIAL

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Blazing Star Non-Operating Assets and Liabilities

Based on Management Assumptions and Direction

Non-Operational Assets and Liabilities	Adjustment to Aggregate Value ($MM)	Consideration
Working Capital Normalization	709	• Difference driven by quarter-end dynamics in net working capital. Adjustment reflects normalized view of net working capital
Opioid Liability	3,911	• NPV of legal settlements to be paid over the next 15 years from Opioid litigation cases in 2023. See schedule on page 35 for more detail.
Dark Rent	2,541	• NPV of costs associated with store footprint optimization and closures (remaining lease payments, net of any sublease income). Assumes management closes 1,200 locations by end of 2027. See schedule on page 36 for more detail.
Everly Settlement	595	• Company has reached an agreement of $595MM to be paid out for Everly Litigation case
Pension Liability	410	• NPV of remaining committed payments to Company's Boots Pension Plan covering employees in the UK
[***]	[***]	• [***]
[***]	[***]	• [***]
Other Investments	(415)	• Primarily relates to Company's equity holdings in China – Sinopharm Medicine Holding Guoda Drugstores Co., Ltd ("Guoda"), and Nanjing Pharmaceutical Company Limited ("Nanjing")
Total Adjustments	**6,960**	

Source: Blazing Star Management

STRICTLY PRIVATE AND CONFIDENTIAL

Review of Analytical Methodologies

Summary of Key Inputs and Assumptions [1]

Methodology		Key Inputs / Assumptions	Considerations
Public Trading Analyses	Consolidated View	• Financial forecast based on Management Case • Range of 4.8x – 7.4x CY 2025 EPS	• Majority of sellside analysts who cover Blazing Star rely on P/E multiples to develop price targets • Blazing Star currently trades at unaffected CY'25 P/E of 6.3x based on current street consensus • Blazing Star has historically traded at discounts to other publicly traded proxies – applying these discounts to current trading multiples for these proxies yields a range of 4.8x – 7.4x CY'25 P/E for Blazing Star (see page 20 for more detail)
	Illustrative Sum of Parts View *(For Reference Purposes Only)*	• Financial forecast based on Management Case • Segments valued using AV / CY'25 EBITDA multiples (see page 21 for more detail)	• Trading multiples of public peers for each segment, taking into account financial profile among other factors • Public companies often trade at a discount to their sum-of-parts valuation; analysis does not apply any such discount or reflect the cost of separating segments or tax leakage from Blazing Star
Discounted Equity Value		• Future valuation at 8/31/27 (FY 2027) • Range of P / NTM EPS of 6.0 – 8.0x • Discount rate of 12.3% • Financial forecast based on Management Case • Valuation date as of February 28, 2025	• Discount rate based on estimated cost of equity for Blazing Star using Capital Asset Pricing Model • Assumed NTM P/E range reflects unaffected and historical average trading levels for Blazing Star. Unaffected spot, 1Y average and 5Y average of 6.3x, 5.8x, and 8.0x, respectively
Discounted Cash Flow		• Weighted average cost of capital ("WACC") of 9.0%-10.3% • LTM EBITDA terminal multiple: 5.0x – 7.0x • Financial forecast based on Management Case • Valuation date as of February 28, 2025	• WACC derived using Capital Asset Pricing Model for Blazing Star • Stock based compensation treated as a cash expense • Terminal multiple range in line with current trading levels for Blazing Star • Adjusts for non-operating assets and liabilities
Precedent Transaction Analyses *(For Reference Purposes Only)*	Multiples Paid in M&A Transactions	• Range of 5.0x – 8.0x LTM AV / EBITDA	• Median multiple paid in transactions analyzed was 7.0x LTM AV / EBITDA (see page 28)
	Premiums Paid to Unaffected Spot	• Premium range of 22.0% - 51.0%	• Range reflects 25% to 75% percentiles of premiums paid for US public targets (unaffected) per page 29

Source: Blazing Star Management Case

Note:
1. Market Data as of March 3, 2025; Unaffected Date as of February 14, 2025; Blazing Star fiscal year end is August

STRICTLY PRIVATE AND CONFIDENTIAL

Valuation Reference Range

Blazing Star Management Case

Upfront Cash: $11.45

NPV of Proposed Package Value Low and High: $12.64 – $13.36 (8)

	Methodology	Metric	Indicative Share Price ($ / Share) (1)	Implied Adj. Agg. Value ($Bn) (4)	AV / LTM Adj. EBITDA
	Public Trading Analyses				
1a	Consolidated View				
	CY2025E EPS: 4.8x - 7.4x	$1.66	$7.95 – $12.25	21.3 - 25.1	5.8x - 6.9x
1b	Illustrative Sum of the Parts View (For Reference Only)				
	AV / CY2025E Consolidated EBITDA: 6.4x - 7.9x		$10.85 – $16.90	23.9 - 29.3	6.5x - 8.0x
2	**Discounted Equity Value Analysis (2)**				
	NTM FY2027E P/E: 6.0x - 8.0x | Cost of Equity: 12.3%				
	Present Value of Future Share Price on 8/31/2027	$1.80	$8.05 – $10.75	21.4 - 23.8	5.8x - 6.5x
3	**Discounted Cash Flow Analysis (4.75-Year) (3)**				
	Terminal Multiple 5.0x - 7.0x LTM AV / Consolidated EBITDA WACC Range: 9.0% - 10.3%				
	Management Case		$11.60 – $19.90	24.7 - 32.1	6.8x - 8.8x
Reference Only	**Precedent Transaction Analysis**				
4a	Multiples Paid on LTM 11/30/2024 Consolidated EBITDA: 5.0x - 8.0x	$3,662MM (5)	$4.60 – $16.95	18.3 - 29.3	5.0x - 8.0x
4b	Premium to Unaffected as of 2/14/2025: 22.0% - 51.0% (6)	$9.70	$11.85 – $14.65	24.7 - 27.2	6.8x - 7.4x
	Market Reference Statistics				
5a	Analyst Price Targets (Undiscounted)		$7.00 – $15.00	20.4 - 27.6	5.6x - 7.5x
5b	52-Week Trading Range (7) LTM Low as of 11/21/2024 | LTM High as of 3/28/2024		$8.08 – $22.05	21.4 - 33.8	5.8x - 9.2x

Axis: $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00

Median of Analyst Price Targets

Source: Capital IQ as of March 3, 2025, Broker Reports, Blazing Star Management

Notes:
1. Share price rounded to nearest $0.05 and per share values based on BSO of 865MM, 17MM of RSUs, 7MM of PSUs, and 0.6MM of DSUs as of March 4, 2025
2. Discount rate per mid-point cost of equity used for WACC
3. Valuation date as of 2/28/2025; Assumes bridge from aggregate value to equity value includes $7.3Bn of net debt and $7.1Bn of non-operational assets and liabilities per Blazing Star management; Assumes a discount rate range of 9.0% - 10.3%
4. Bridge from equity value to aggregate value reflects $7.3Bn of net debt and $7.0Bn of non-operational assets and liabilities per Blazing Star management
5. LTM EBITDA excludes $351MM of Cencora equity earnings and $149MM of SLB gain
6. Using 12/9/24 Pre-Speculation price would imply values of $10.80 - $13.36 per share
7. Represents unrounded intra day trading prices as of March 3, 2025
8. Per DAP analysis on page 5

STRICTLY PRIVATE AND CONFIDENTIAL

Blazing Star Downside Sensitivity Analysis

Blazing Star Management Case | Potential Impact of Other Liabilities

Other Liabilities:

- There are potential liabilities related to the outstanding IRS tax dispute and DOJ lawsuit that have not been explicitly factored into the analysis but represent additional potential downside to Blazing Star shareholders
- **Tax:** The IRS is seeking **$2.7 billion** for unpaid taxes due to alleged issues over transfer pricing. The taxes relate to Blazing Star's acquisition of the remaining stake in Boots
- **DOJ:** On 1/17/25 the DOJ announced that it had filed suit against Blazing Star, alleging the company knowingly dispensed millions of unlawful prescriptions in violation of the Controlled Substances Act (CSA), and sought reimbursement for these Rx from federal health care programs in violation of the False Claims Act (FCA). The DOJ's press release notes that if held liable, Blazing Star would face civil penalties of up to $80.9k for each unlawful prescription filled in violation of the CSA
  - Selected sellside analysts currently estimate this liability between **$1.0Bn – $2.5Bn**

Downside Sensitivity on DCF Value

$ / Share, unless otherwise stated

		Implied DCF Value [1]		
Assumed NPV of Other Liabilities ($MM)	Illustrative Value Impact Per Share [2]	Low	Mid	High
--	--	$11.61	$15.65	$19.89
500	($0.56)	$11.05	$15.09	$19.33
1,000	($1.12)	$10.49	$14.53	$18.77
1,500	($1.69)	$9.92	$13.97	$18.21
2,000	($2.25)	$9.36	$13.40	$17.65
2,500	($2.81)	$8.80	$12.84	$17.08
3,000	($3.37)	$8.24	$12.28	$16.52

Source: Blazing Star Management

Notes:
1. Assumes valuation date of 2/28/2025; Discounting based on WACC range of 9.0% - 10.3%; Terminal AV / EBITDA multiple range of 5.0x – 7.0x
2. Per fully diluted share count of 889.9 as of 3/4//2025. Per share values based on BSO of 865MM, 17MM of RSUs, 7MM of PSUs, and 0.6MM of DSUs as of March 4, 2025

STRICTLY PRIVATE AND CONFIDENTIAL

Morgan Stanley

APPENDIX

Supplementary Materials

STRICTLY PRIVATE AND CONFIDENTIAL

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Perspectives on Current Market Capitalization

Market Data as of Unaffected Date of February 14, 2025 | Balance Sheet as of November 30, 2024

Aggregate Value Walk [1]	Street View Customary Adjustments	Street View Additional Adjustments	Inside View
Share Price as of Unaffected Date of February 14, 2025	$9.70	$9.70	$9.70
FDSO	889.9	889.9	889.9
Equity Value	**8,633**	**8,633**	**8,633**
(+) Gross Debt	8,990	8,990	8,990
(-) Cash and Cash Equivalents [2]	(1,741)	(1,741)	(1,741)
(+) Net Debt	7,249	7,249	7,249
(+) Working Capital Normalization	--	--	709
(+) Opioid Liability [3]	--	3,000	3,911
(+) Dark Rent [4]	--	2,300	2,541
(+) After-Tax Everly Settlement [5]	--	595	595
(+) Pension Liability	--	410	410
(+) NCI Adjustment [6]	1,332	1,332	--
(-) Cencora Investment	(593)	(593)	(593)
[***]			
(-) Other Investments	(415)	(415)	(415)
Aggregate Value	**16,007**	**22,312**	**22,841**
AV Implied Metrics			
LTM 11/30/2024 Consolidated Adj. EBITDA ($3,662MM) [8]	4.4x	6.1x	6.2x
AV / CY2025E Consolidated Adj. EBITDA per Street Consensus ($3,137MM)	5.1x	7.1x	7.3x
AV / CY2025E Consolidated Adj. EBITDA per Management ($3,602MM) [9]	n.a.	n.a.	6.3x

Source: Capital IQ as of Unaffected Date of February 14, 2025, Company Filings, Blazing Star Management

Notes:
1. Street view includes standard bridging items (i.e. cash and debt, etc.). Select adjustments based on publicly available information. Inside view reflects incremental information provided by Blazing Star Management
2. Total cash and cash equivalents includes $295MM of Cencora monetization and $254MM of proceeds from sale of Brightspring per Blazing Star management
3. Opioid liability recognized by selected analysts and rating agencies as a $3.0Bn debt-like item
4. Blazing Star estimated $2.2Bn-$2.4Bn costs associated with store closures in August 31, 2024 10-K
5. Tax affected per FY2025E adjusted effective tax rate of 21.1%. Settlement agreement filed in February 25, 2025 8K
6. Inside View assumes 100% ownership of VMD Markets, Summit and CityMD given default under VillageMD's Secured Loan from Blazing Star and subsequent forbearance agreement
7. [***]
8. LTM EBITDA excludes $351MM of Cencora equity earnings and $149MM of SLB gain
9. CY2025 EBITDA excludes ~$126MM of Cencora equity earnings

STRICTLY PRIVATE AND CONFIDENTIAL

1a Historical Trading Multiple Analysis [1]

NTM P/E for Blazing Star and CVS

Average	L5Y	L3Y	L2Y	L1Y	At Unaffected Date [2]	Current
Blazing Star	8.0x	7.2x	6.4x	5.8x	6.3x	6.7x
CVS	9.8x	9.5x	8.6x	8.7x	11.2x	11.0x
Discount to CVS	*(1.8x)*	*(2.3x)*	*(2.2x)*	*(2.9x)*	*(4.9x)*	*(4.3x)*
% Discount	*(18.2%)*	*(23.9%)*	*(25.5%)*	*(33.0%)*	*(43.6%)*	*(39.5%)*


Price / NTM EPS (1)
(x)
Blazing Star has traded at a discount to CVS on 95% days over the last 5 years
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
11.0x
6.7x
Mar-20
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22
Mar-23
Sep-23
Mar-24
Sep-24
Mar-25
Blazing Star
CVS

Source: Capital IQ as of March 3, 2025
Note:
1. Excludes multiples >65x and <0x
2. As of February 14, 2025

STRICTLY PRIVATE AND CONFIDENTIAL

1a Historical Trading Multiple Analysis

NTM P/E for Blazing Star and Other Market Proxies

Average	L5Y	L3Y	L1Y	At Unaffected Date [5]	Current
Blazing Star	8.0x	7.2x	5.8x	6.3x	6.7x
CVS	9.8x	9.5x	8.7x	11.2x	11.0x
US Retail	16.3x	15.4x	14.3x	12.3x	12.3x
International	17.3x	15.1x	14.5x	14.7x	14.0x
Distributors	13.1x	15.0x	16.3x	15.4x	16.2x
S&P 500	20.8x	19.8x	22.1x	23.0x	21.9x



Price / NTM EPS (1)
(x)
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
-
Mar-20
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22
Mar-23
Sep-23
Mar-24
Sep-24
Mar-25
21.9x
16.2x
14.0x
12.3x
11.0x
6.7x
Blazing Star
CVS
US Retail(2)
International(3)
Distributors(4)
S&P 500

Source: Capital IQ as of March 3, 2025

Notes:

1. Excludes multiples >65x and <0x
2. US Retail includes TGT, KR, DG, ACI, DLTR
3. International includes TSCO, ULTA, MKS, FIE
4. Distributors includes CAH, COR, MCK
5. As of February 14, 2025

STRICTLY PRIVATE AND CONFIDENTIAL

1a Public Company Benchmarking Analysis (1)

CY2024 – CY2026E Revenue CAGR (2)


Median: 3.0%
Mean: 3.0%
Median: 4.1%
Mean: 4.4%
Median: 7.5%
Mean: 8.6%
0.6%
1.0%
4.8%
4.5%
3.9%
3.0%
1.8%
1.8%
6.8%
4.3%
3.9%
2.6%
10.8%
7.5%
7.5%
Blazing Star Mgmt. Case
Blazing Star Street Consensus
CVS
DOLLAR GENERAL
DOLLAR TREE
target
Albertsons
Kroger
Fielmann
ULTA
MARKS & SPENCER
TESCO
McKESSON
Cardinal Health
cencora
CY2025E Revenue ($Bn)
$153
$151
$388
$42
$32
$109
$81
$149
$3
$12
$18
$91
$392
$235
$327

CY2025E EBITDA Margin (3)


Median: 7.1%
Mean: 6.9%
Median: 11.6%
Mean: 11.6%
Median: 1.4%
Mean: 1.5%
2.4%
2.1%
4.1%
8.9%
8.1%
7.1%
5.4%
4.9%
17.6%
14.3%
8.9%
5.6%
1.6%
1.4%
1.4%
Blazing Star Mgmt. Case
Blazing Star Street Consensus
CVS
DOLLAR TREE
target
DOLLAR GENERAL
Kroger
Albertsons
Fielmann
ULTA
MARKS & SPENCER
TESCO
McKESSON
cencora
Cardinal Health

CY2025 P/E


Median: 12.1x
Mean: 11.7x
Median: 14.0x
Mean: 14.6x
Median: 16.3x
Mean: 16.5x
5.9x
6.3x
11.0x
13.1x
12.9x
12.1x
11.3x
9.3x
18.3x
14.8x
13.1x
12.0x
17.8x
16.3x
15.4x
Blazing Star Mgmt. Case
Blazing Star Street Consensus
CVS
Kroger
target
DOLLAR GENERAL
DOLLAR TREE
Albertsons
Fielmann
ULTA
TESCO
MARKS & SPENCER
McKESSON
cencora
Cardinal Health
Other US Retail
International
Distributors

Sources: Company filings, Capital IQ as of March 3, 2025, Blazing Star Management Case

Notes:

1. Blazing Star Management Case figures converted to calendar year basis; Blazing Star street consensus based on Unaffected Date of February 14, 2025
2. 2024A for companies that have reported 2024 results, 2024E for remainder
3. EBITDA for IFRS reporters shown on a U.S. GAAP basis for comparability (deducted by estimated rent)

STRICTLY PRIVATE AND CONFIDENTIAL

1a Deriving Blazing Star P/E Multiple from Market Proxies (1)

Blazing Star Unaffected Share Price: $9.70

	L1Y NTM P/E Average	Blazing Star 1 Year % Discount to Market Proxies	Current CY2025E Multiple (5)	Implied Blazing Star CY2025E Multiple
Blazing Star	5.8x	-	6.3x	6.3x
CVS	8.7x	(33.0%)	11.0x	7.4x
Other US Retail (2)	14.3x	(59.1%)	11.7x	4.8x
International (3)	14.5x	(59.5%)	14.6x	5.9x
Distributors (4)	16.3x	(64.1%)	16.5x	5.9x
S&P 500	22.1x	(73.5%)	21.9x	5.8x

Range Presented on Valuation Summary

Sources: Company filings, Broker reports, Capital IQ as of March 3, 2025

Notes:
1. Blazing Star current multiples represent average of select sellside CY2025 broker estimates, reflects unaffected market data as of February 14, 2025; only includes broker reports release since Blazing Star FQ1 2025 earnings
2. Other US retail includes: Albertsons, Dollar General, Dollar Tree, Kroger, Target
3. International includes: Fielmann, Marks and Spencer, Tesco, Ulta
4. Distributors includes: McKesson, Cencora, Cardinal Health
5. Figures for peer groups represent averages

STRICTLY PRIVATE AND CONFIDENTIAL

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

1b Illustrative Public Market Sum of the Parts Valuation (For Reference Only)

Blazing Star Management Case | Market Date as of March 3, 2025 | Does Not Reflect Separation Costs, Tax Leakage or Portfolio Discounts

	Metric	CY2025E AV / EBITDA Multiple		Illustrative Aggregate Value	
	CY2025 EBITDA	Low	High	Low	High
Sum of the Parts [1]					
US Retail Pharmacy [2]	2,035	5.0x	5.5x	10,174	11,192
International	1,144	6.0x	8.0x	6,863	9,150
US Healthcare [3] [4]	525	13.0x	17.0x	6,822	8,921
Aggregate Value	**3,703**	**6.4x**	**7.9x**	**23,859**	**29,263**
(-) Gross Debt				(8,990)	(8,990)
(+) Cash and Cash Equivalents [5]				1,741	1,741
(-) Net Debt				(7,249)	(7,249)
(-) Working Capital Normalization				(709)	(709)
(-) Opioid Liability				(3,911)	(3,911)
(-) Dark Rent				(2,541)	(2,541)
(-) After-Tax Everly Settlement				(595)	(595)
(-) Pension Liability				(410)	(410)
(+) Cencora Investment				593	593
[***]					
(+) Other Investments				415	415
Equity Value				**9,650**	**15,055**
FDSO				*889.9*	*889.9*
Illustrative Implied Share Price				*$10.84*	*$16.92*

Source: Capital IQ as of March 3, 2025, Company Filings, Blazing Star Management

Notes:
1. Sum of the parts allocates ~$158MM of FY2025 corporate costs pro rata for FY2025 revenue and~$377MM of corporate costs pro rata for FY2026 revenue split amongst US Retail Pharmacy, International, and US Healthcare
2. US Retail Pharmacy excludes ~$126MM of equity earnings related to Cencora investment on a CY2025 basis
3. Assumes any proceeds from sale of Legacy VMD Markets used to fund operations of business per Blazing Star Management; Adj. EBITDA assumes 100% ownership of VMD Markets, Summit and CityMD given default under VillageMD's Secured Loan from Blazing Star and subsequent forbearance agreement.
4. Total US Healthcare excludes ($102MM) of CY2025 Adj. EBITDA related to VMD
5. Total cash and cash equivalents includes $295MM of Cencora monetization and $254MM of proceeds from sale of Brightspring per Blazing Star management

STRICTLY PRIVATE AND CONFIDENTIAL

1b SOTP Analysis | US Retail & International Public Comparable Companies by Segment (1)(2)

	Agg. Value	Market Cap	Revenue		EBITDA		CY2024 – CY2026E CAGR(3)			EBITDA Margin		AV / EBITDA		P/E		Lease Adjusted Net Debt
			CY2025E	CY2026E	CY2025E	CY2026E	Revenue	EBITDA	EPS	CY2025E	CY2026E	CY2025E	CY2026E	CY2025E	CY2026E	2024 EBITDAR (8)
CVS (4)	146,737	83,027	387,885	409,825	15,862	17,607	4.8%	10.0%	12.0%	4.1%	4.3%	9.3x	8.3x	11.0x	9.5x	4.6x
Other US Retail																
Target	68,524	55,976	109,106	113,034	8,818	9,375	3.0%	5.7%	8.3%	8.1%	8.3%	7.8x	7.3x	12.9x	11.8x	1.8x
Kroger (5)	55,392	46,337	149,333	152,877	8,053	8,318	1.8%	3.1%	6.8%	5.4%	5.4%	6.9x	6.7x	13.1x	12.4x	1.9x
Dollar General	21,603	15,850	42,292	44,313	2,995	3,185	4.5%	5.4%	6.0%	7.1%	7.2%	7.2x	6.8x	12.1x	11.1x	3.6x
Albertsons	19,704	12,163	81,266	82,913	3,963	4,044	1.8%	(0.3%)	(1.4%)	4.9%	4.9%	5.0x	4.9x	9.3x	8.8x	2.5x
Dollar Tree	17,609	14,856	31,969	33,286	2,853	3,074	3.9%	7.4%	12.4%	8.9%	9.2%	6.2x	5.7x	11.3x	10.0x	2.0x
Mean			**82,793**	**85,284**	**5,336**	**5,599**	**3.0%**	**4.3%**	**6.4%**	**6.9%**	**7.0%**	**6.6x**	**6.3x**	**11.7x**	**10.8x**	**2.4x**
Median			**81,266**	**82,913**	**3,963**	**4,044**	**3.0%**	**5.4%**	**6.8%**	**7.1%**	**7.2%**	**6.9x**	**6.7x**	**12.1x**	**11.1x**	**2.0x**
Blazing Star US Retail	–	–	**121,656**	**122,226**	**2,217**	**2,250**	**1.8%**	**(9.6%)**	–	**1.8%**	**1.8%**	–	–	–	–	
International																
Tesco (6)	35,650	32,665	90,906	93,040	5,100	5,305	2.6%	5.3%	10.4%	5.6%	5.7%	7.0x	6.7x	13.1x	12.0x	2.1x
Ulta	16,285	16,263	11,649	12,260	1,668	1,798	4.3%	1.3%	4.5%	14.3%	14.7%	9.8x	9.1x	14.8x	13.3x	0.9x
Marks & Spencer (7)	9,029	9,905	17,999	18,638	1,596	1,674	3.9%	6.4%	9.2%	8.9%	9.0%	5.7x	5.4x	12.0x	11.1x	1.5x
Fielmann	3,313	3,662	2,589	2,719	455	500	6.8%	13.6%	18.9%	17.6%	18.4%	7.3x	6.6x	18.3x	16.4x	0.4x
Mean			**30,786**	**31,664**	**2,205**	**2,319**	**4.4%**	**6.7%**	**10.7%**	**11.6%**	**11.9%**	**7.4x**	**6.9x**	**14.6x**	**13.2x**	**1.2x**
Median			**14,824**	**15,449**	**1,632**	**1,736**	**4.1%**	**5.8%**	**9.8%**	**11.6%**	**11.8%**	**7.1x**	**6.7x**	**14.0x**	**12.6x**	**1.2x**
Blazing Star International	–	–	**24,507**	**25,791**	**1,181**	**1,264**	**4.3%**	**5.6%**	–	**4.8%**	**4.9%**	–	–	–	–	

Sources: Company filings, Capital IQ as of March 3, 2025, Blazing Star Management Case, Moody's; figures in $MM

Notes:

1. Multiples for IFRS reporters shown on a U.S. GAAP basis for comparability; aggregate values are net of capital leases, and estimated rent is deducted from EBITDA
2. Blazing Star figures represent Management Case, converted to calendar year basis using weighted average, and are as of the Unaffected Price date of February 14, 2025. Segment figures unburdened for corporate eliminations
3. 2024A for companies that have reported 2024 results, 2024E for remainder
4. CVS cash adjusted to only include cash held at the parent company level or by nonrestricted subsidiaries; pro forma for $3Bn NPV of Opioid liability per Moody's
5. Pro forma for $900MM NPV of Opioid liability per Moody's
6. Balance sheet figures pro forma for sale of Bank to Barclays
7. Excluding the 50% stake in the Ocado Retail JV (carrying value as at Sep-24: £655MM)
8. Rent expense for US GAAP reporters is estimated by using latest available annual lease costs, excluding finance leases

STRICTLY PRIVATE AND CONFIDENTIAL

1b SOTP Analysis | Healthcare Public Comparable Companies by Segment

	Agg.	Market	Revenue			EBITDA			CY'24 - CY'26E CAGR			EBITDA Margin		AV / Revenue		AV / EBITDA		P / E	
Company	Value	Cap.	2024	2025	2026	2024	2025	2026	Revenue	EBITDA	EPS	2025	2026	2025	2026	2025	2026	2025	2026
US Healthcare																			
IQVIA	44,968	33,032	15,405	15,900	16,927	3,684	3,821	4,100	4.8%	5.5%	9.0%	24.0%	24.2%	2.8x	2.7x	11.8x	11.0x	15.5x	14.0x
Icon plc	17,907	15,057	8,282	8,352	8,813	1,736	1,676	1,828	3.2%	2.6%	6.1%	20.1%	20.7%	2.1x	2.0x	10.7x	9.8x	13.2x	11.7x
Encompass	12,501	10,089	5,373	5,853	6,365	1,104	1,183	1,290	8.8%	8.1%	9.7%	20.2%	20.3%	2.1x	2.0x	10.6x	9.7x	20.7x	18.7x
Medpace	9,387	10,057	2,109	2,159	2,361	480	475	524	5.8%	4.5%	5.8%	22.0%	22.2%	4.3x	4.0x	19.8x	17.9x	25.1x	22.6x
OptionCare (1)	6,464	5,628	4,998	5,411	5,884	444	460	508	8.5%	7.0%	22.4%	8.5%	8.6%	1.2x	1.1x	14.0x	12.7x	21.0x	18.4x
BrightSpring (2)	6,108	4,089	11,226	11,871	13,282	586	546	619	8.8%	2.7%	17.9%	4.6%	4.7%	0.5x	0.5x	11.2x	9.9x	33.1x	22.7x
Concentra (3)	4,489	2,867	2,030	2,046	2,140	398	413	446	2.7%	5.8%	2.5%	20.2%	20.8%	2.2x	2.1x	10.9x	10.1x	17.1x	14.6x
LifeStance	3,177	3,042	1,251	1,416	1,607	120	140	165	13.3%	17.5%	NM	9.9%	10.3%	2.2x	2.0x	22.7x	19.2x	NM	NM
Privia	2,837	3,280	2,968	3,220	3,574	90	107	128	9.7%	18.8%	201.9%	3.3%	3.6%	0.9x	0.8x	26.4x	22.2x	28.3x	24.9x
Aveanna	2,227	825	2,004	2,108	2,219	169	182	195	5.2%	7.4%	332.8%	8.6%	8.8%	1.1x	1.0x	12.2x	11.4x	52.4x	26.9x
Fortrea	1,994	971	2,696	2,723	2,869	203	274	330	3.2%	27.6%	112.1%	10.0%	11.5%	0.7x	0.7x	7.3x	6.0x	8.9x	7.0x
AstranaHealth (4)	1,950	1,293	3,235	3,876	4,235	251	277	337	14.4%	15.8%	69.4%	7.1%	8.0%	0.5x	0.5x	7.0x	5.8x	14.2x	10.2x
US Physical Therapy	1,311	1,210	671	740	783	82	92	99	8.0%	10.1%	16.1%	12.4%	12.7%	1.8x	1.7x	14.3x	13.2x	31.3x	26.7x
Agilon	1,000	1,303	6,061	5,937	6,796	(154)	(75)	(17)	5.9%	NM	NM	NM	NM	0.2x	0.1x	NM	NM	NM	NM
Enhabit	914	436	1,036	1,073	1,118	99	103	108	3.9%	4.1%	20.6%	9.6%	9.6%	0.9x	0.8x	8.8x	8.5x	29.5x	26.0x
InnoVage (5)	484	461	807	895	989	21	39	60	10.8%	67.7%	NM	4.3%	6.0%	0.5x	0.5x	12.5x	8.1x	54.0x	NA
Definitive Healthcare	462	345	252	235	245	75	63	68	(1.5%)	(4.4%)	(13.2%)	26.8%	27.9%	2.0x	1.9x	7.3x	6.8x	13.0x	10.7x
Median	**2,837**	**2,867**	**2,696**	**2,723**	**2,869**	**203**	**274**	**330**	**5.9%**	**7.2%**	**17.0%**	**10.0%**	**10.9%**	**1.2x**	**1.1x**	**11.5x**	**10.0x**	**21.0x**	**18.6x**
Average	**6,952**	**5,528**	**4,141**	**4,342**	**4,718**	**552**	**575**	**635**	**6.8%**	**12.5%**	**58.1%**	**13.2%**	**13.7%**	**1.5x**	**1.4x**	**13.0x**	**11.4x**	**25.2x**	**18.2x**
US Healthcare (6)			**8,368**	**8,207**	**7,997**	**150**	**435**	**741**	**(2.2%)**	**121.9%**		**5.3%**	**9.3%**						

Source: Capital IQ as of March 3, 2025

Notes:

1. Pro forma for the acquisition of Intramed Plus
2. Pro forma for sale of Community Living Business; assumes after-tax proceeds used to repay debt
3. Pro forma for acquisition of Nova Medical Centers
4. Pro forma for acquisition of Prospect Medical; Prospect projections per William Blair research as of February 4, 2025
5. Pro forma for acquisition of Tabula Rasa Pharmacy Assets
6. Reflects the impact of divesting certain Legacy VillageMD and Summit markets

STRICTLY PRIVATE AND CONFIDENTIAL

2 Blazing Star Discounted Equity Value Analysis

Blazing Star Management Case | Market Data as of March 3, 2025

Future Share Price Based on P/E Multiple

$ / Share, unless otherwise stated


NTM EPS ($)
$1.42
$1.60
$1.80
$14.37
$12.83
$12.58
$11.40
$11.23
$9.97
$10.78
$10.26
$9.63
$8.55
Current
8/31/2025
8/31/2026
8/31/2027

Present Value of Future Share Price Discounted at 12.3%

$ / Share, unless otherwise stated


NTM EPS ($)
$1.42
$1.60
$1.80
$10.75
$10.78
$10.75
$9.41
$9.43
$9.41
$10.26
$8.06
$8.09
$8.06
Current
8/31/2025
8/31/2026
8/31/2027

Discounted Equity Value as of August 31, 2027 [1]

$ / Share, unless otherwise stated

	6.0x	7.0x	8.0x
2027E NTM Earnings Per Share	$1.80	$1.80	$1.80
(x) NTM P/E Multiple	6.0x	7.0x	8.0x
Future Share Price	**$10.78**	**$12.58**	**$14.37**
(x) End of Period Discount Factor	0.75	0.75	0.75
Present Value per Share	**$8.06**	**$9.41**	**$10.75**

Source: Capital IQ, Blazing Star Management

Note:
1. Valuation date as of February 28, 2025; Represents future share price discounted back to 2/28/2025 at mid-point Cost of Equity of 12.3%

As Presented on Valuation Summary

STRICTLY PRIVATE AND CONFIDENTIAL

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Morgan Stanley

3 Blazing Star DCF Valuation

Blazing Star Management Case

Key Assumptions:

- Terminal year assumptions
  - Capital expenditures equal to 2029E
  - Depreciation equal to capital expenditures in terminal year
  - Δ in NWC calculated as 2029E % change in revenue and assumed 1.5% revenue growth

Unlevered Free Cash Flow Build

$MM, unless otherwise stated

	Q2 - Q4 2025E 8/31/2025	2026E 8/31/2026	2027E 8/31/2027	2028E 8/31/2028	2029E 8/31/2029	Terminal Year
Revenue	115,146	149,874	155,917	161,197	166,548	166,548
% Growth		*(3.0)%*	*4.0%*	*3.4%*	*3.3%*	
Consolidated Adj. EBITDA [1]	2,750	3,747	4,136	4,442	4,696	4,696
% EBITDA Margin	*2.4%*	*2.5%*	*2.7%*	*2.8%*	*2.8%*	*2.8%*
(-) Depreciation	(1,109)	(1,534)	(1,539)	(1,560)	(1,580)	(1,176)
(-) Stock-Based Compensation	(137)	(250)	(264)	(276)	(287)	(287)
(-) Non-GAAP Cash Expenses [2]	(264)	(215)	(163)	(125)	(114)	(114)
Adj. EBITA, excl. Non-GAAP Expenses	1,240	1,748	2,169	2,483	2,715	3,119
(-) Cash Taxes	(262)	(330)	(490)	(561)	(614)	(705)
% Tax Rate	*21.1%*	*18.9%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*
NOPAT	979	1,417	1,679	1,921	2,101	2,414
(+) Depreciation	1,109	1,534	1,539	1,560	1,580	1,176
(-) Capital Expenditures	(859)	(1,163)	(1,210)	(1,172)	(1,176)	(1,176)
(+) (Increase) / Decrease in NWC	1,727	527	194	(54)	(30)	(14)
[***]						
[***]						
[***]						
(+) After-Tax Non-Dark Rent ROU Lease Assets	(33)	(33)	(18)	--	--	--
(+) After-Tax Legal Settlements (excl. Opioids and Everly)	(173)	--	--	--	--	--
[***]						
(-) UK Pension Contribution	--	(437)	--	--	--	--
(-) Other [3]	141	(109)	(57)	--	--	--
Unlevered Free Cash Flow	3,178	1,873	1,897	2,180	2,400	2,325

Source: Blazing Star Management

Notes:
1. Adj. EBITDA assumes 100% ownership of VMD Markets, Summit and CityMD given default under VillageMD's Secured Loan from Blazing Star and subsequent forbearance agreement.
2. Includes Legal, Severance, Consultant, Transformational Cost Management, Acquisition, Impairment and Other costs
3. Includes VFP mark to market, other treasury and affiliate cash flows, lease buyout, anti-dilutive stock repurchases, financing cash flows from finance leases, and FX

STRICTLY PRIVATE AND CONFIDENTIAL

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

3 Blazing Star DCF Valuation (Cont'd)

Blazing Star Management Case

Key Assumptions:

- 4.75-year DCF using mid-year discounting convention
- February 28, 2025 valuation date
  - Free cash flow and terminal value discounted back to February 28, 2025
- Illustrative WACC range of 9.0% - 10.3% based on CAPM methodology
- Assumes terminal multiples of 5.0-7.0 LTM AV / EBITDA
- Terminal year assumptions
  - Capital expenditures equal to 2029E
  - Depreciation equal to capital expenditures in terminal year
  - Δ in NWC calculated as 2029E % change in revenue and assumed 1.5% revenue growth
- FDSO based on BSO of 865MM, 17MM of RSUs, 7MM of PSUs, and 0.6MM of DSUs as of March 4, 2025

Implied Share Price

$MM, unless otherwise stated

LTM EBITDA Exit Multiple	5.0x			6.0x			7.0x		
Discount Rate	**9.0%**	**9.6%**	**10.3%**	**9.0%**	**9.6%**	**10.3%**	**9.0%**	**9.6%**	**10.3%**
Aggregate Value Calculation									
PV of Unlevered Free Cash Flow	9,805	9,704	9,606	9,805	9,704	9,606	9,805	9,704	9,606
Terminal Value	23,479	23,479	23,479	28,175	28,175	28,175	32,870	32,870	32,870
PV of Terminal Value	15,922	15,513	15,116	19,106	18,615	18,140	22,290	21,718	21,163
Aggregate Value	**25,727**	**25,217**	**24,723**	**28,911**	**28,320**	**27,746**	**32,096**	**31,422**	**30,769**
% Value in Terminal Value	*61.9%*	*61.5%*	*61.1%*	*66.1%*	*65.7%*	*65.4%*	*69.5%*	*69.1%*	*68.8%*
% Implied Perpetuity Growth Rate	*(1.2%)*	*(0.7%)*	*(0.1%)*	*0.4%*	*0.9%*	*1.5%*	*1.5%*	*2.1%*	*2.6%*
(-) Gross Debt	(8,990)	(8,990)	(8,990)	(8,990)	(8,990)	(8,990)	(8,990)	(8,990)	(8,990)
(+) Cash and Cash Equivalents	1,741	1,741	1,741	1,741	1,741	1,741	1,741	1,741	1,741
(-) Net Debt	(7,249)	(7,249)	(7,249)	(7,249)	(7,249)	(7,249)	(7,249)	(7,249)	(7,249)
(-) Working Capital Normalization	(709)	(709)	(709)	(709)	(709)	(709)	(709)	(709)	(709)
(-) Opioid Liability	(3,911)	(3,911)	(3,911)	(3,911)	(3,911)	(3,911)	(3,911)	(3,911)	(3,911)
(-) Dark Rent	(2,541)	(2,541)	(2,541)	(2,541)	(2,541)	(2,541)	(2,541)	(2,541)	(2,541)
(-) After-Tax Everly Settlement	(595)	(595)	(595)	(595)	(595)	(595)	(595)	(595)	(595)
[***]									
(+) Other Investments	415	415	415	415	415	415	415	415	415
Equity Value	**11,336**	**10,826**	**10,331**	**14,520**	**13,928**	**13,354**	**17,704**	**17,031**	**16,378**
FDSO	*889.9*	*889.9*	*889.9*	*889.9*	*889.9*	*889.9*	*889.9*	*889.9*	*889.9*
Implied Share Price	*$12.74*	*$12.16*	*$11.61*	*$16.32*	*$15.65*	*$15.01*	*$19.89*	*$19.14*	*$18.40*
AV Implied Metrics									
AV / 2025E Consolidated Adj. EBITDA ($3,710MM)	6.9x	6.8x	6.7x	7.8x	7.6x	7.5x	8.7x	8.5x	8.3x
AV / 2026E Consolidated Adj. EBITDA ($3,747MM)	6.9x	6.7x	6.6x	7.7x	7.6x	7.4x	8.6x	8.4x	8.2x

Source: Blazing Star Management

As Presented on Valuation Summary

STRICTLY PRIVATE AND CONFIDENTIAL

3 Blazing Star Weighted Average Cost of Capital

CAPM Methodology

Key Assumptions

- Risk Free Rate: 4.5% based on 10-year U.S. Treasury
  - As of Unaffected Date of February 14, 2025
- Market Risk Premium: 6.0% based on Morgan Stanley Estimated Market Risk Premium
- Beta: 1.30 based on Long-Term Predicted Beta per Barra
  - As of Unaffected Date of February 14, 2025
- Cost of Debt: 6.6% based on Blazing Star current weighted average [(2)]
- Tax Rate: 22.6% based on Blazing Star management estimates
- Capital Structure: 3-year average of Blazing Star's debt / total capitalization [(2)]
  - 3-year average consistent with management's stated priority to delever, analyst expectations and embedded potential to delever using proceeds from non-core assets / businesses

Weighted Average Cost of Capital

		WACC Calculation		
Assumption	**Notes**	**Base**	**Low**	**High**
Market Risk Premium (MRP)	Morgan Stanley Estimated Market Risk Premium	6.0%	6.0%	6.0%
Risk Free Rate (R_f)	Spot Rate 10-year U.S. Treasury	4.5%	4.5%	4.5%
Predicted Beta	Long-Term Predicted Beta per Barra	1.30	1.30	1.30
Sensitivity Adjustment	+/- 1.0% from base		(1.0%)	1.0%
Cost of Equity (K_E)	**Calculated using the Capital Asset Pricing Model**	**12.3%**	**11.3%**	**13.3%**
Pre-tax Cost of Debt (K_D)	Weighted Average Cost of Debt [(1)]	6.6%	6.6%	6.6%
Tax Rate (t)	Tax Rate per Blazing Star Management	22.6%	22.6%	22.6%
Post-tax Cost of Debt (K_D)		**5.1%**	**5.1%**	**5.1%**
Debt / Total Capitalization [(2)]	3Y Average Blazing Star Debt / Total Capitalization	36.8%	36.8%	36.8%
Weighted Average Cost of Capital (WACC)	**KE * E/(D+E) + KD * (1-t) * D/(D+E)**	**9.6%**	**9.0%**	**10.3%**

Source: Capital IQ, Company Filings, Blazing Star Management

Notes:
1. Weighted average cost of debt calculated based on current yields per Bloomberg as of 2/18/2025
2. Total debt excludes operating leases. Balance sheet per Blazing Star filings.

STRICTLY PRIVATE AND CONFIDENTIAL

Morgan Stanley

4a Select Precedent Transactions

Transaction Value (AV) / LTM EBITDA



For reference only
13.0x (1)
12.1x
~11.4x (3)
~9.0x (3)
8.0x
7.4x (4)
7.1x (5)
7.0x
6.9x (4)
6.9x
6.5x
5.7x (6)
5.5x (7)
For reference only
5.4x (1)
5.0x (4)
Median: 7.0x
Structured as two-stage transaction:
• Jun-12: Acquisition of a 45% stake at 11.5x EV / '12 EBITDA (8.0x AV / '14 EBITDA inc. RR Synergies)
• Aug-14: Acquisition of remaining 55% stake at 14.3x AV / '14 EBITDA (10.3x EV / EBITDA inc. RR Synergies)

Target	Rite Aid	Alliance Boots	DR	petco	The Fresh Market	Harris Teeter	The Fresh Market	Save A Lot	belk	Roundy's	Smart&Final	Nordstrom	Safeway	Albertsons	Staples
Acquiror	Blazing Star	Blazing Star	Blazing Star	CVC / CPP Investments	cencosud	Kroger	APOLLO	ONEX	Saturn	Kroger	APOLLO	Nordstrom Family, Liverpool	Albertsons	Kroger	Saturn
Transaction Value ($Bn)	17.2	30.8 (2)	1.1	4.6	1.6	2.5	1.4	1.4	2.8	0.8	1.1	6.3	9.0	24.6	6.6
Date	Oct-15	Jun-12	Feb-10	Nov-15	May-22	Jul-13	Mar-16	Oct-16	Aug-15	Nov-15	Apr-19	Dec-24	Mar-14	Oct-22	Jun-17

Sources: Public filings and press reports
Notes:
1. Transaction not ultimately consummated
2. Represents combined value of 2 transactions
3. Estimated multiple per press reports
4. EBITDA represents operating income + D&A
5. EBITDA represents operating income + D&A + impairments and store closure costs
6. AV inclusive of $0.25 per share special dividend
7. Gives full credit for stated value of contingent consideration and Blackhawk shares on day of announcement

STRICTLY PRIVATE AND CONFIDENTIAL

4b Premiums Paid for U.S. Public Targets–Unaffected (1)(2)

Transaction Value $1Bn+ – All Cash Consideration – 20 Years Historical

All Cash Consideration

25-Year Avg: 43.0


%
70
60
50
40
30
20
10
0
57
42
59
35
33
32
31
30
48
54
40
41
43
35
34
37
47
36
32
48
62
48
53
57
44
'00
'01
'02
'03
'04
'05
'06
'07
'08
'09
'10
'11
'12
'13
'14
'15
'16
'17
'18
'19
'20
'21
'22
'23
'24

All Cash Consideration

Number of Transactions


225
150
75
0
48
153
212
204
143
87
53
29
23
26
48
0-10%
10-20%
20-30%
30-40%
40-50%
50-60%
60-70%
70-80%
80-90%
90-100%
100-200%
25th Percentile: 22%
75th Percentile: 51%

Source: Refinitiv (formerly Thomson Reuters) as of 1/2/25

Notes:

1. Includes announced bids for control of U.S. public targets with an aggregate value of $1Bn or more. Excludes terminated transactions, ESOPs, self-tenders, spin-offs, share repurchases, minority interest transactions, exchange offers, recapitalizations and restructurings. Includes transactions announced on or before 12/31/24
2. Annual amounts based on mean of percentage premiums paid over unaffected stock price which is defined as stock price four weeks prior to the earliest of the deal announcement; announcement of a competing bid; and market rumors

STRICTLY PRIVATE AND CONFIDENTIAL

5a Summary of Select Sellside Analyst Perspectives (1)

Methodology	Broker	Date	Rating	Disclosed Valuation Details	Price Target	Premium / (Discount) to Current	Referenced Public Companies
Discounted Cash Flow (DCF)	Cowen	2/27/2025	Buy	5-year DCF, 10% WACC	$15.00	46.2%	CVS
Sum of the Parts	DB	2/28/2025	Sell	6.0x US Retail, 7.0x Boots, 6.0x CityMD / Summit, 0.0x VillageMD, 15.0x CareCentrix, 16.0x Shields (FY2025 EBITDA basis)	$9.00	(12.3%)	CVS[3]
Multiples	JPM	1/27/2025	Buy	10.0x CY2026 EPS	$15.00	46.2%	CVS
	RBC	1/14/2025	Buy	7.5x CY2025 adj. EPS	$12.00	17.0%	CVS[3]
	Truist	1/31/2025	Hold	~7.7x FY2026 adj. cash EPS	$12.00	17.0%	N/A
	Leerink	2/11/2025	Hold	~7x CY2025 EPS	$11.50	12.1%	CVS, CAH, COR, MCK, CI, CNC, ELV, HUM, UNH, DGX, LH, HCA, COST, KR, TGT, WMT[3]
	UBS	1/29/2025	Hold	5.0x AV / NTM EBITDA	$11.00	7.2%	CVS[3]
	Jefferies	1/13/2025	Hold	9.5x FY2026 EPS[2]	$11.00	7.2%	CVS, LDG, MHS, WMT, KR, SVU, PJC[3]
	HSBC	1/13/2025	Sell	3.3x AV / FY2025 EBITDA	$10.00	(2.5%)	CVS
	BofA	1/30/2025	Sell	6.0x CY2025 EPS	$8.50	(17.2%)	CVS, DG, DLTR[3]
	MS	1/31/2025	Sell	5.0x CY2025 EPS	$7.00	(31.8%)	CVS[3]
	Argus	1/31/2025	Hold	8.0x FY2029 EPS, 10% Discount Rate	-	N/A	COST, TGT, KR, SYY, STZ, DG, BJ
Multiples & Discounted Cash Flow (DCF)	Evercore	1/10/2025	Hold	Mix of DCF and Relative Analysis (Multiples)	$9.00	(12.3%)	ABC, CAH, CVS, MCK
				Median	$11.00	7.2%	
				Average	$10.92	6.4%	
				Low	$7.00	(31.8%)	
				High	$15.00	46.2%	

Sources: Capital IQ as of March 3, 2025, Broker reports

Notes:
1. Excludes Cleveland Research, Mizuho, Nephron, Raymond James, Morningstar and Wolfe
2. EPS multiple excludes Cencora
3. Peer set as of initiation report

As Presented on Valuation Summary

STRICTLY PRIVATE AND CONFIDENTIAL

Morgan Stanley

5b Blazing Star Last 2Y Share Price Performance

Company Event

- **March 3, 2025:** WSJ reports Saturn deal is nearing announcement
- **February 18, 2025:** CNBC reports Saturn deal is "alive"
- **February 14, 2025:** Outlook downgraded to negative by Moody's
- **February 6, 2025:** Early-settles certain prepaid variable share forward transactions and sells related shares of Cencora for ~$300MM of proceeds
- **January 30, 2025:** Suspends quarterly dividend
- **January 27, 2025** CNBC reports Saturn deal is "mostly dead"
- **January 17, 2025:** DOJ files nationwide lawsuit for knowingly filling unlawful prescriptions
- **January 10, 2025:** CEO confirms Company is underway with sale process for VillageMD
- **December 31, 2024:** Downgraded to BB- by S&P Global Ratings
- **December 10, 2024:** Rumor of take private by Saturn
- **October 16, 2024:** Announces plans to close 1,200 stores over the next three years
- **August 2, 2024:** Announces consideration of sale of VillageMD
- **June 27, 2024:** Announces plans to close significant amount of underperforming stores and cuts profit forecast
- **February 8, 2024:** Announces new leadership, appointing Manmohan Mahajan to permanent CFO, Mary Langowski to lead US Healthcare, and Elizabeth Burger to Chief Human Resources Officer
- **October 10, 2023:** Appoints Tim Wentworth as Chief Executive Officer

Last 2 Years Stock Price Performance

($)

Reference Price	$ / Share	vs. Current
Current	$10.26	
Unaffected [1]	$9.70	(5.5%)
Unaffected 30-Day VWAP [1]	$10.91	6.3%
52-Week High (3/28/2024) [2]	$22.05	114.9%
52-Week Low (11/21/2024) [2]	$8.08	(21.2%)



$20
$10
$-
Dec-24
Jan-25
Feb-25
Mar-25
Trading Since December 1, 2024
$40
$36.09
$20
$-
Mar-23
May-23
Jul-23
Sep-23
Nov-23
Jan-24
Mar-24
May-24
Jul-24
Sep-24
Nov-24
Jan-25
Mar-25
$10.26
(72%)
Company Event

Sources: Capital IQ as of March 3, 2025, Company website, News reports

Notes:

1. Unaffected date of February 14, 2025
2. Includes intra-day trading prices

STRICTLY PRIVATE AND CONFIDENTIAL

Morgan Stanley

Blazing Star Last 5Y Share Price Performance vs. Market Proxies

L5Y Share Price Performance vs. Market Proxies [1]



Indexed to 100
250
200
150
100
50
0
Mar-20
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22
Mar-23
Sep-23
Mar-24
Sep-24
Mar-25
83%
58%
47%
26%
4%
(78%)
Blazing Star
CVS
US Retail (Ex. CVS) (2)
International (3)
S&P 500
XLV

Source: Capital IQ as of March 3, 2025
Notes:
1. Excludes multiples >65x and <0x
2. US Retail includes, TGT, KR, DG, ACI, DLTR
3. International includes TSCO, ULTA, MKS, FIE

STRICTLY PRIVATE AND CONFIDENTIAL

Selected Multi-Site Provider Precedent Transactions

Sorted By

Ann. Date	Acquiror	Target	AV ($MM)	AV / LTM EBITDA
Nov-24	Astrana Health	Assets of Prospect Health System	745	9.2x (1)
Jun-23	UnitedHealth	Amedisys	3,676	14.5x
Jul-21	Cano Health	Doctor's Medical Center	300	13.6x
Jun-21	Cano Health	University Health Care	600	16.2x
Apr-22	CD&R	Kindred at Home	3,400	10.6x
Mar-22	UnitedHealth	LHC Group	6,021	22.7x
Apr-21	Humana	Kindred Healthcare	8,200	12.7x
Feb-21	BrightSpring	Abode Healthcare	775	15.5x (2)
Nov-20	Providence Service Corporation	Simplura Health Group	575	11.6x
Oct-20	Thomas H Lee	Care Hospice	750	15.0x (2)
Oct-20	HIG Capital	St. Croix Hospice	580	15.5x (3)
Sep-20	Vistria / Centerbridge	Help at Home	1,400	12.2x (3)
Jan-20	TPG (Minority Stake)	Kelsey-Seybold	1,200	12.0x
Oct-19	Towerbrook / Ascension	Compassus	1,000	11.8x (3)
Feb-19	Amedisys	Compassionate Care Hospice Group	290 (4)	10.7x
Jun-18	KKR	Envision Healthcare Corporation	9,848	10.9x
Jul-18	Kindred Healthcare	CURO Health Services	1,400	12.7x
Apr-18	LHC Group	Almost Family	993	16.0x
Dec-17	Optum	DaVita Medical Group	4,300	12.3x
Aug-17	Ares	Dupage Medical Group	1,450	11.7x
Jan-17	Optum	Surgical Care Affiliates	3,407	16.9x
Oct-14	Kindred Healthcare	Gentiva Health Services	1,806	11.1x
Sep-13	Gentiva Health Services	Harden Healthcare Holdings	409	11.1x
		Median	**1,200**	**12.3x**
		Mean	**2,310**	**13.3x**
		25th Percentile	**673**	**11.3x**
		75th Percentile	**3,404**	**15.2x**

Source: Company filings and press releases
Notes:
1. Represents multiple based on CY'24E EBITDA of $81MM per press release
2. Based on purchase price and EBITDA per PE Hub
3. Based on the midpoint of EBITDA provided by PE Hub
4. Excludes $50MM in payments related to tax assets and working capital per press release

STRICTLY PRIVATE AND CONFIDENTIAL

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Morgan Stanley

Blazing Star Capitalization Table

Market Data as of Unaffected Date of February 14, 2025

- Blazing Star basic share count and dilutive securities detail as provided by Blazing Star Management as of March 4, 2025
- Dilution associated with stock options calculated based on treasury stock method for closing price as of February 14, 2025
- Total debt and cash information as of November 30, 2024, per Blazing Star Q1'25 10-Q filing and latest public filings

Blazing Star Fully Diluted Shares Outstanding and Equity to Aggregate Value Bridge

FDSO Build			**Inside View**
Share Price as of Unaffected Date of February 14, 2025			$9.70
Basic Shares Outstanding			864.7
(+) Dilution			25.2
Fully Diluted Shares Outstanding			**889.9**
Dilutive Securities			
Dilution per Treasury Stock Method	**Weighted Avg. Exercise Price**	**Amount Outstanding**	**Dilutive Effect**
Performance-Based Stock Units	--	17.2	17.2
Restricted Stock Units	--	7.4	24.6
Deferred Stock Units	--	0.6	25.2
Stock Options	$61.4	10.7	--
Total Dilution			**25.2**
Aggregate Value Walk			
Share Price as of Unaffected Date of February 14, 2025			$9.70
FDSO			889.9
Equity Value			**8,633**
(+) Gross Debt			8,990
(-) Cash and Cash Equivalents (1)			(1,741)
(+) Net Debt			7,249
(+) Working Capital Normalization			709
(+) Opioid Liability (2)			3,911
(+) Dark Rent (3)			2,541
(+) After-Tax Everly Settlement (4)			595
(+) Pension Liability			410
(-) Cencora Investment			(593)
	[***]		
(-) Other Investments			(415)
Total Bridging Items			**14,209**
Aggregate Value			**22,841**

Source: Capital IQ as of February 14, 2025, Company Filings, Blazing Star Management

Notes:
1. Total cash and cash equivalents includes $295MM of Cencora monetization and $254MM of proceeds from sale of Brightspring per Blazing Star management
2. See page 35 for detail
3. See page 36 for detail
4. Tax affected per management provided FY2025E adjusted effective tax rate of 21.1%.

STRICTLY PRIVATE AND CONFIDENTIAL

Blazing Star Opioid Liability Payment Schedule

Per Blazing Star Management [(1)]

	Opioid Liability Payment Schedule															
Fiscal Year Ending August 31	Q2-Q4 2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E	2040E
Multi-State	340	348	348	351	334	344	344	344	344	344	344	344	337	–	–	–
Other	270	249	213	226	204	182	164	95	93	93	93	98	98	59	44	9
Total Opioid Payments	**610**	**597**	**561**	**577**	**538**	**527**	**508**	**440**	**438**	**438**	**438**	**443**	**435**	**59**	**44**	**9**
(-) Non-Tax Deductible Payments	(219)	(185)	(184)	(187)	(154)	(33)	(35)	(1)	(1)	(1)	(1)	(2)	(2)	(2)	(2)	(2)
Tax-Deductible Payments	**391**	**412**	**377**	**390**	**384**	**494**	**473**	**439**	**437**	**437**	**437**	**441**	**433**	**57**	**42**	**7**
(-) Taxes	(82)	(78)	(85)	(88)	(87)	(112)	(107)	(99)	(99)	(99)	(99)	(100)	(98)	(13)	(10)	(2)
% Effective Tax Rate	*21.1%*	*18.9%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*
(+) Non-Tax Deductible Payments	219	185	184	187	154	33	35	1	1	1	1	2	2	2	2	2
After-Tax Opioid Payments	**527**	**519**	**476**	**489**	**452**	**415**	**401**	**340**	**339**	**339**	**339**	**343**	**337**	**46**	**35**	**7**

Total Present Value of Opioid Cash Flows [(2)]	**3,911**

Source: Blazing Star Management

Notes:
1. Per payment schedule provided on 3/4/2025
2. Assumes valuation date of 2/28/2025; Discount rate of 6.6% per weighted average cost of debt used in WACC calculation

STRICTLY PRIVATE AND CONFIDENTIAL

Blazing Star Dark Rent Liability Payment Schedule

Per Blazing Star Management [1]

	Dark Rent Payment Schedule															
Fiscal Year Ending August 31	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E	2040E
Dark Rent Payments	**409**	**446**	**511**	**510**	**441**	**390**	**358**	**318**	**278**	**239**	**199**	**159**	**119**	**80**	**40**	**–**
(-) Taxes	(86)	(84)	(116)	(115)	(100)	(88)	(81)	(72)	(63)	(54)	(45)	(36)	(27)	(18)	(9)	–
% Effective Tax Rate	*21.1%*	*18.9%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*	*22.6%*
Dark Rent Payments, After-Tax	**323**	**362**	**396**	**395**	**341**	**301**	**277**	**246**	**215**	**185**	**154**	**123**	**92**	**62**	**31**	**–**
Total Present Value of Dark Rent Cash Flows [2]	**2,541**															

Source: Blazing Star Management

Notes:
1. Per payment schedule provided on 3/4/2025
2. Assumes valuation date of 2/28/2025; Discount rate of 6.6% per weighted average cost of debt used in WACC calculation

STRICTLY PRIVATE AND CONFIDENTIAL

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